Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Curiosity Ink Media, LLC

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Curiosity Ink Media, LLC as of December 31, 2020 and 2019, the related statements of operations, changes in members' deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

February 11, 2022

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Curiosity Ink Media LLC

Statements of Financial Position

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$28,730	$37,042
Inventory, net	113,407	113,407
Total current assets	142,137	150,449
Produced and licensed content costs	1,116,014	1,095,814
Total assets	$1,258,151	$1,246,263

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable accrued liabilities	$12,333	$11,000
Deferred revenue	15,000	–
Convertible notes payable, current	772,000	772,000
Loans to members’	678,000	678,000
Total current liabilities	1,477,333	1,458,000
Total liabilities	1,477,333	1,458,000

Members' Deficit:
Contributed capital	10,000	10,000
Retained deficit	(229,182)	(224,737)
Total members' deficit	(219,182)	(214,737)
Total liabilities and members’ deficit	$1,258,151	$1,246,263

The accompanying notes are an integral part of the financial statements.

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Curiosity Ink Media LLC

Statements of Operations

	Year Ended December 31,	Year Ended December 31,
	2020	2019

Sales	$130,132	$161,156
Cost of goods sold	–	14,383
Gross profit	130,132	146,773
Operating expenses:
General and administrative	2,799	36,073
Professional and outside services	85,277	148,663
Total operating expenses	88,077	184,736
Net income (loss)	$42,055	$(37,963)

The accompanying notes are an integral part of the financial statements.

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Curiosity Ink Media LLC

Statements of Changes in Members' Deficit

	Member’s Contributed Capital	Accumulated Deficit	Total Member’s Deficit

Balance, December 31, 2018	$10,000	$(150,215)	$(140,215)

Net loss	–	(37,963)	(37,963)
Members’ contributions	1,000	–	1,000
Members’ withdrawal	(1,000)	(36,559)	(37,559)

Balance, December 31, 2019	$10,000	$(224,737)	$(214,737)

	Member’s Contributed Capital	Accumulated Deficit	Total Member’s Deficit

Balance, December 31, 2019	$10,000	$(224,737)	$(214,737)
Net income	–	42,055	42,055
Members’ withdrawal	–	(46,500)	(46,500)

Balance, December 31, 2020	$10,000	(229,182)	$(219,182)

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Curiosity Ink Media LLC

Statements of Cash Flows

	Year Ended December 31,	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$42,055	$(37,963)
Adjustments to reconcile net loss to cash provided by operating activities:
Changes in operating assets and liabilities:
Inventory	–	(113,407)
Produced and licensed content	(20,200)	(209,626)
Accounts payable and accrued liabilities	1,333	(7,125)
Deferred revenue	15,000	–
Net cash provided by (used in) operating activities	38,188	(368,121)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	–	105,000
Proceeds from loans from members	–	152,000
Members’ contributions	–	1,000
Members’ withdrawal	(46,500)	(37,559)
Net cash provided by (used in) financing activities	(46,500)	220,441

Net decrease in cash and cash equivalents	(8,312)	(147,680)
Cash and cash equivalents at beginning of period	37,042	184,722
Cash and cash equivalents at end of period	$28,730	$37,042

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Curiosity Ink Media LLC

Notes to the Financial Statements

1.	NATURE OF OPERATIONS

Curiosity Ink Media LLC. (the “Company”, “Curiosity” “we”, “us” or “our”), a Delaware limited liability corporation, is a kids and family original content and media company that focuses on building and managing entertainment brands and franchises. Specializing in revitalizing lapsed and underutilized properties, the Company reimagines beloved properties by strategically defining their strengths to ensure their continued growth and legacy. Curiosity leverages its creative talent, established media distribution networks, and industry connections to market proven media properties through strategic licensing agreements, partnerships, and original content creation.

Curiosity is headquartered in headquartered in Los Angeles, California with administrative and development offices in Salt Lake City, Utah.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impact of COVID-19

On January 30, 2020, the World Health Organization announced a global health emergency because of the spread of a new strain of the novel coronavirus (“COVID-19”). On March 11, 2020, the World Health Organization declared the outbreak of COVID-19, a global pandemic. COVID-19 has and continues to significantly affect the United States and global economies.

In response to the outbreak, the Company has instituted employee safety protocols to contain the spread, including domestic and international travel restrictions, work-from-home practices, and social.

The outbreak has and may continue to spread, which could materially impact the Company’s business. The full extent of potential impacts on the Company’s business, financing activities and the global economy will depend on future developments, which cannot be predicted due to the uncertain nature of the continued COVID-19 pandemic, government mandated shut downs, and its adverse effects, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. These effects could have a material adverse impact on the Company’s business, operations, financial condition and results of operations.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP and are expressed in United States dollars.

Use of Estimates

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, using management’s best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Update outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The guidance provided in Accounting Standards Codification (“ASC”) Topic 606 ("ASC 606") requires entities to use a five-step model to recognize revenue by allocating the consideration from contracts to performance obligations on a relative standalone selling price basis. Revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The standard also requires new disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs – Contracts with Customers, which requires the deferral of incremental costs of obtaining a contract with a customer.

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Produced and Licensed Content Revenue

Produced and licensed content revenues are generated from the licensing of internally-produced films and television programs and publishing and distribution of children books.

Licensed internally-produced films and television programming, each individual film or episode delivered represents a separate performance obligation and revenues are recognized when the episode is made available to the licensee for exhibition. For license agreements containing multiple deliverables, revenues are allocated based on the relative standalone selling price of each film or episode of a television series, which is based on licenses for comparable films or series within the marketplace. Agreements to license programming are often long term, with collection terms ranging from one to five years.

The advanced billing component for licensed content is initially recorded as deferred revenue and subsequently recognized as revenue upon completion of the performance obligation in accordance with the terms of licensing agreement.

Publishing Revenue

Publishing revenues are recognized when merchandise is shipped or electronically delivered to the consumer. Consumer print books are generally sold with a right of return. The Company records a returns reserve and corresponding decrease in revenue at the time of sale based upon historical trends. For publishing revenues, payments are due shortly after shipment or electronic delivery.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of story books and it carrying amount are recorded at the lower of cost or net realizable value. Carrying amounts are generally determined on a moving average cost basis. The Company reviews inventories for excess and obsolete products or components.

Produced and Licensed Content Costs

Produced and licensed content costs include capitalizable direct costs, production overhead, interest and development costs and are stated at the lower of cost, less accumulated amortization, or fair value. Marketing, distribution and general and administrative costs are expensed as incurred.

Film and television production and residual costs are expensed over the product life cycle based upon the ratio of the current period’s revenues to estimated remaining total revenues (Ultimate Revenues) for each production. For film productions, Ultimate Revenues include revenues from all sources that will be earned within ten years from the date of the initial release. For television series, Ultimate Revenues include revenues that will be earned within ten years from delivery of the first episode, or if still in production, five years from delivery of the most recent episode, if later. Costs of film and television productions are subject to regular recoverability assessments, which compare the estimated fair values with the unamortized costs. The Company bases these fair value measurements on the Company’s assumptions about how market participants would price the assets at the balance sheet date, which may be different than the amounts ultimately realized in future periods. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off. Costs for projects that have been abandoned are written off. Projects that have not been set for production within three years are also written off unless management has committed to a plan to proceed with the project and is actively working on and funding the project.

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Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal or state income taxes for the Company have been provided in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations except as noted below:

In February 2016, the FASB issued ASU 2016-02, Leases. This update requires a lessee to recognize on the statement of financial position a liability to make lease payments and a corresponding right-of-use asset (“ROU”). The guidance also requires certain qualitative and quantitative disclosures about the amount, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases to clarify the implementation guidance and ASU No. 2018-11, Leases (Topic 842) Targeted Improvements. This updated guidance provides an optional transition method, which allows for the initial application of the new accounting standard at the adoption date and the recognition of a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the period of adoption. In June 2020, FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), Effective Dates for Certain Entities, to defer the effective of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) and ASU No. 2016-02, Leases (Topic 842). With the amendment, ASU 2016-02 is effective for entities within the “all other” category for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application continues to be permitted. We do not expect the new standard to have a material impact on our financial statements.

In March 2019, the FASB issued ASU 2019-02, Entertainment—Films—Other Assets—Film Costs (Subtopic 926-20) and Entertainment— Broadcasters—Intangibles—Goodwill and Other (Subtopic 920-350). This update aligns the accounting for capitalizing production costs of episodic television series with the guidance for films. As a result, the capitalization of costs incurred to produce episodic television series will no longer be limited to the amount of revenue contracted in the initial market until persuasive evidence of a secondary market exists. In addition, this guidance requires an entity to test for impairment of films or television series on a title-by-title basis or together with other films and series as part of a group, based on the predominant monetization strategy of the film or series. Further, this guidance requires that an entity reassess estimates of the use of a film or series in a film group and account for changes, if any, prospectively. In addition, this guidance eliminates existing balance sheet classification guidance and adds new disclosure requirements relating to costs for acquired and produced television series. We are currently evaluating the impact of this guidance, which is effective for non-public entities for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. Early adoption is permitted.

3.	INVENTORY

As of December 31, 2020 and 2019, inventory totaled $113,407 and was comprised solely of books and publishing. Inventories are stated at lower of cost or net realizable value. Cost is determined using the weighted average cost method.

4.	PRODUCED AND LICENSED CONTENT

As of December 31, 2020 and 2019, produced and licensed content libraries remain as an unamortized cost for $1,116,014 and $1,095,814, respectively. Produced and licensed content remains in development and pre-production and the Company expect to start amortizing the content costs during the next three years.

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5.	RELATED PARTY TRANSACTIONS AND PAYABLES

Liabilities Due to Members

Pursuant to verbal agreements, Mr. Brent Watts and Mr. Russell Hicks made loans to the Company to help fund operations. These loans are non-interest bearing and callable on demand.

During the year ended December 31, 2019, Mr. Watts loaned a total of $127,000 and Mr. Hicks loaned a total of $25,000 to the Company.

As of December 31, 2020 and 2019 the aggregate related party payables were $678,000. The outstanding amount due to Mr. Watts was $128,000, and Mr. Hicks was $550,000

6.	CONVERTIBLE NOTES

Simple Agreement for Future Equity

On August 22, 2018, the Company entered into a Simple Agreement for Future Equity (SAFE) for an upfront payment of $772,000. Under the terms of the agreement, the Company will deliver to the holders a variable number of its membership interest if the Company completes an equity financing transaction. Holders have may elect to convert all of the principal and any accrued interest under the SAFE agreement into 6.18% of the Company membership interest at a 75% discount with a Company valuation cap of $12,500,000. As of December 31, 2020 and 2019, SAFE note balance remains at $772,000 and no equity financing transactions or change of control have occurred.

7.	SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2020 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these condensed financial statements, except as follows:

On July 29, 2021, the Company and the owners of all of Curiosity Ink’s outstanding membership interests (the “Sellers”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Grom Social Enterprises, Inc. (“Grom”) for the sale of 80% of the Company’s outstanding membership interests. On August 19, 2021, pursuant to the terms of the Purchase Agreement, the acquisition was consummated.

On August 19, 2021, pursuant to the terms of the Purchase Agreement, Grom delivered to the Sellers an aggregate of 1,771,883 shares of Grom common stock, pro rata to their membership interest immediately prior to the closing of the Acquisition. The shares were valued at approximately $2.82 per share, which represents the 20-day volume-weighted average price of Grom common stock on August 19, 2021.

Pursuant to the Purchase Agreement, Grom paid or delivered to the Company (i) $400,000 in cash; and (ii) an 8% eighteen-month convertible promissory note in the principal amount $278,000 (the “Note”) to pay-down and refinance certain outstanding loans and advances previously made to Russell Hicks and Brett Watts.

The Note is convertible into shares of Grom common stock at a conversion price of $3.28 per share but may not be converted if, after giving effect to such conversion, the noteholders and its affiliates would beneficially own in excess of 9.99% of Grom outstanding common stock.

The Sellers also have the ability to earn up to $17,500,000 (payable 50% in cash and 50% in Grom common stocks) upon achievement of certain performance milestones as of December 31, 2025.

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